EXHIBIT 10.35

                            MCGINN, SMITH & CO., INC.
                     INVESTMENT BANKERS * INVESTMENT BROKERS
                               ONE CAPITAL CENTER
                      90 Pine Street Albany, New York 12207
                       (518) 449-5131 FAX: (518) 449-6054



November 24, 1999

James K. Howson
Chairman
IPVoice -Com, Inc.
Via Facsimile# 480-513-0181


Dear Mr. Howsen:

This letter will confirm our understanding with you, with respect to our services as broker and financial advisor in connection with your interest in seeking non-bank financing for IPVoice.Com, Inc. (the "Company").

During the period from the date hereof through March 24,2000, McGinn, Smith & Co., Inc. shall have the right to offer for sale an interest in the Company, including but not limited to, common stock, preferred stock, convertible preferred stock, debentures, convertible debentures of the Company (the "Securities") or any assets of the Company (the "Assets"). McGinn, Smith& Co. will use its best efforts to obtain acceptable purchasers of the securities offered in an amount up to $5 million.

    In connection therewith, McGinn Smith & Co. will:

          a) Assist IPVoice.Com, Inc in preparing financial documents and offering documents (the "Offering Documents");

          b) Advise and assist IPVoice.Com, Inc. in recapitalizing the company's financial structure, and

          c) Advise and assist in negotiating the transaction.

It is agreed that McGinn, Smith & Co. shall have earned and be entitled to a fee as set forth below if during the term of this Agreement:

          a) We procure a party ready, willing and able to purchase any Securities of the Company at a price and on the terms that are satisfactory to you as evidenced by an executed Agreement; or

          b) The Company sells Securities and/or Assets of the Company to a party or through a party, either procured by us, or referred by us.

The fee earned hereunder shall be equal to ten percent (10%) of the first S5,000.000.00, and eight percent (8%) of the balance of consideration in excess of S5,000,000.00; It is further agreed that McGinn, Smith and Co., Inc. shall



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receive  it's fee payable in cash prior to funds being  released to the company.
McGinn, Smith and Co., Inc. shall also receive three year term warrants representing two percent (2%) of the proceeds raised, with a strike price 125% of the bid price on the date of closing. Such warrants shall have piggy-back registration rights.

It is further agreed that McGinn, Smith & Co. shall be entitled to a non-refundable Retainer/Investment Banking fee of 10,000 shares of restricted common stock of IPVoice.Com, Inc. payable at the time that this agreement is signed (with piggyback registration rights).

In addition to the above-mentioned fees, it is hereby agreed that McGinn, Smith & Co. will be reimbursed for expenses incurred, when pre-approved by the Company.

During the time of this Agreement, November 24, 1999 through March 24,2000 McGinn, Smith and Co., Inc. shall have the exclusive right to offer the securities for IPVoice.Com, Inc. and you shall refer all inquiries regarding the possible sale of any of the Company's Securities and/or Assets to us.

If within one year after March 24, 2000 the Company sells or transfers any or all of its Assets, or Securities of the Company are sold or transferred to a party with whom McGinn, Smith & Co. introduced to lPVoice.Com, Inc. the Company shall pay McGinn, Smith & Co., the fee set forth herein above.

You shall indemnify and hold us harmless against any and all loss, claim, damage, expense or liability, joint or several (including but not limited to any and all expenses incurred in investigating, preparing or defending against all litigation, commenced or threatened, or any claim whatsoever) to which we may become subject under any statute or at common law or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any statement signed by you concerning the Company.

You shall agree to hold the names of our investors strictly confidential for a period of twenty-four months from the closing of the offering except as required by law. Furthermore, you agree not to solicit future investments from our investors without our express written permission, and at such time that any investment by such investors is consummated, shall entitle us to a placement fee of six (6) percent.

Representations and Warranties

The Company represents, warrants and agrees with you for the benefit that:

a) On the date hereof the Company is, and at all times to and including the time the Securities and/or Assets are sold by the Company (the "Closing Time") will be, duly incorporated, validly existing and in good standing as a corporation under the laws of the State of Delaware with full power and authority to conduct its business as now being conducted and to own its properties and to perform its obligations under this Agreement.

b) All action required to be taken by the Company as a condition to the sale of the Securities and/or Assets to qualified purchasers has been, or prior to Closing Time will have been, taken and upon payment and delivery therefore the Securities will be binding obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws or equitable principles now or hereafter enacted relating to or affecting the enforcement of creditor's rights generally.


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c) From the  commencement  of the Offering  Period  through  Closing  Time,  the
Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements contained in or omitted from the Offering Documents made in reliance upon or in conformity with information furnished to the Company by you or on your behalf or omissions from the Offering Documents relating to you or your activities With respect to the Company and/or the Securities.

d) There is no litigation or governmental proceeding pending, or the knowledge of the Company threatened, against, or involving the property or business of the Company which would materially and adversely affect the financial condition of the Company.

e) The balance sheet and income statement of the Company, present fairly the financial position of the Company as of the dates thereof, and there has been no material adverse change of the financial condition of the Company since the date of the most recent of such financial statements.

f) The forecasts of operating expenses, estimated cash flow, taxable income, depreciation and the assumptions on which they are based which are expected by the Company to be included in the Offering Documents, are believed by management of the Company to be reasonable.

It is further agreed that reference to all fees, and amounts raised shall be in US dollars.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof whereupon this Letter Agreement together with all counterparts hereof shall become an effective Letter Agreement, binding between the Company and McGinn, Smith & Co., Inc.

Agreed to as of the date first written above.


ACCEPTED AND AGREED TO:

IPVoice.com, Inc.                              McGinn, Smith & Co., Inc.


By /s/ James K. Howson                         By /s/ Mark C. Casolo
-----------------------------                  --------------------------
James K. Howson                                   Mark C. Casolo
Chairman                                       Senior Vice President
                                               Corporate Finance

Date: 29th November 1999                       Date:  11/30/99



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                            MCGINN, SMITH & CO., INC.
                     INVESTMENT BANKERS * INVESTMENT BROKERS
                               ONE CAPITAL CENTER
                      90 Pine Street Albany, New York 12207
                       (518) 449-5131 FAX: (518) 449-6054

                                   TERM SHEET
                                IPVOICE.Com, Inc.

Stock Price $2.00
Market Capitalization $______million (approx.)
Average DailyVolume_______


-    Offering amount: $2,500,000.00

- Use of proceeds: Recruitment of senior management, and purchase and installation of additional gateways.

-    Security: Series A Cumulative Convertible Preferred

-    Issue Price: $100.00-

-    Term: 3 years

- Accretion rate: 8% in cash or stock accreted, and paid at the time of conversion

-    Conversion terms: 25% discount to five-day average bid prior to conversion

-    Ceiling: 130% of the bid at the time of closing

- Call Feature: Callable for cash on 30 days notice for accrued dividends, plus 20% compounded annually if the average bid price for the 30 days preceding such call date is below $1.50 per share. I - Automatic conversion at maturity: Each share of Series A Preferred Stock-outstanding on the date which is three years from the closing date, shall at the option of the company either (1) be converted into common stock on such date equal in value to 110% of the stated value of the outstanding Series A Preferred Stock where the common stock is valued at 100% of the closing bid price, or
     (2) redeemed by the company for cash in an amount equal to 110% of the stated value of the Series A Preferred Stock being redeemed.

Series A shall rank:

     1. Junior to any security specifically ranking by it's terms senior to the Series A Preferred Stock.

     2.   Prior to the company's common stock

     3. Prior to any class or series of capital stock hereafter created not specifically ranking by its term's senior to or on parity with any Series A Preferred Stock.



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-    Voting  rights:  The holders of the Series A Preferred  Stock shall have no voting rights

- Warrants: 10,000 per $100,000.00 at an exercise price 125% over the bid price on the date of closing. The warrants shall have a three-year term, and shall have piggyback registration rights, and if not registered within 180 days, a demand registration will be offered.

-    Registration: Filed in thirty days, effective in 120 days.